Exhibit 99.1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree, as of June 11, 2012, that only one statement containing the information required by Schedule 13D, and each amendment thereto, need be filed with respect to the ownership by each of the undersigned of shares of common stock of Integramed America, Inc., a Delaware corporation, and such statement to which this Joint Filing Agreement is attached as Exhibit 99.1  is filed on behalf of each of the undersigned.

Date: June 20, 2012	SAGARD CAPITAL PARTNERS, L.P. By: Sagard Capital Partners GP, Inc., its general partner
	By:	/s/ Dan Friedberg
		Name:	Dan Friedberg
		Title:	President

SAGARD CAPITAL PARTNERS GP, INC.
	By:	/s/ Dan Friedberg
		Name:	Dan Friedberg
		Title:	President

SAGARD CAPITAL PARTNERS MANAGEMENT CORP.
	By:	/s/ Dan Friedberg
		Name:	Dan Friedberg
		Title:	President

SCP-325 HOLDING CORP.
	By:	/s/ Dan Friedberg
		Name:	Dan Friedberg
		Title:	President

SCP-325 MERGER SUB, INC.
	By:	/s/ Dan Friedberg
		Name:	Dan Friedberg
		Title:	President